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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported):
 October 11, 2002

LUCENT TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11639 (Commission File Number)	22-3408857 (IRS Employer Identification No.)
600 Mountain Avenue, Murray Hill, New Jersey (Address of principal executive offices)	07974 (Zip Code)

(908) 582-8500
(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

        On October 10, 2002, the registrant cancelled its $1.5 billion credit facility and its $500 million accounts receivable securitization vehicle in order to avoid an anticipated default on the financial covenants. The registrant had no outstanding balances on the credit facility, which was scheduled to expire in February 2003, and nothing drawn against the accounts receivable securitization vehicle.

        The registrant has also notified lenders that it will exercise its right to re-purchase certain real estate, for approximately $100 million, under existing lease agreements it has in place that were designed to help fund certain real estate construction costs. The registrant is taking this action given the high probability of defaulting on the terms of the agreements.

Item 9. Regulation FD Disclosure

        On October 11, 2002, the registrant issued the press release attached as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.
Dated: October 11, 2002	By:	/s/ RICHARD J. RAWSON Name: Richard J. Rawson Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibits:

Exhibit 99.1            Press release dated October 11, 2002.

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 5. Other Events
  Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX